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                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement") is entered into as of the 10th day of May, 2000, by and among DualStar Technologies Corporation, a Delaware corporation (the "Company"), and Donald Johnson, Mark Mayhook and Geneva Associates Merchant Banking Partners I, LLC (each, individually, a "Stockholder" and, collectively, the "Stockholders").

                               W I T N E S S E T H

     WHEREAS, the persons listed on the Schedule of Investors attached hereto as
Schedule 1 (the "Investors") are acquiring from the Company, at the election of the Investors (a)(i) $30,000,000 aggregate principal amount of a convertible promissory note of the Company, convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock") at an initial conversion price of $4.00 per share and (ii) 4,050,000 shares of Common Stock at a purchase price of $4.00 per share, or (b) 11,500,000 shares of Common Stock at a purchase price of $4.00 per share, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") among the Company and the Investors;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Paracomm, Inc., a Delaware corporation ("Paracomm"), and DCI Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Company ("MergerSub"), pursuant to which MergerSub shall merge with and into Paracomm (the "Merger"), and resulting in Paracomm becoming a wholly-owned subsidiary of the Company;

     WHEREAS, pursuant to the Merger Agreement, the Stockholders shall receive, as a result and in consideration of the Merger, an aggregate of 526,106 shares of Common Stock (subject to a Hold Back Escrow (as such term is defined in the Merger Agreement) and adjustment pursuant to the Merger Agreement); and

     WHEREAS, in order to induce the Company to enter into and carry out the transactions contemplated by the Merger Agreement and in order to induce the Investors to enter into and carry out the transactions contemplated by the Securities Purchase Agreement, the Stockholders and the Company are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

     A. GENERAL PROVISIONS

         This Agreement implements, among other things, the following general agreements:

         1. For so long as a Stockholder shall continue to own any of the Voting Shares (as hereinafter defined), such Stockholder shall act in all capacities and shall cause the Voting Shares held thereby to be duly represented, in person or by proxy, at the next annual

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meeting of the Company's stockholders following the date hereof and at any other duly called meeting of the Company's stockholders and shall vote the Voting Shares of the Company as hereinafter provided. For purposes of this Agreement, "Voting Shares" shall mean any shares of Common Stock received by a Stockholder pursuant to the Merger (except while in the Hold Back Escrow), and the Warrants (as such term is defined in the Merger Agreement) and any shares of Common Stock issued upon exercise thereof (collectively "Voting Shares") owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Stockholder upon consummation of the Transactions (as such term is defined in the Merger Agreement), which shares are entitled to vote upon the election of the Company's Board of Directors.

         2. Each Stockholder shall act in all capacities to cause any transferee of such Stockholder's Voting Shares that is an Affiliate thereof to assume the obligations of such Stockholder hereunder. For purposes of this Agreement, "Affiliate" shall mean, as to any Stockholder, (a) the partners, retired partners, members, retired members, directors and officers, as the case may be, of such Stockholder, (b) the partners or members of any of the parties referred to in the foregoing clause of this definition, (c) the spouse or lineal descendants of such Stockholder or any of the parties referred to in the foregoing clauses of this definition, (d) a trust for the benefit of such Stockholder or any of the parties referred to in the foregoing clauses of this definition, (e) any corporation, limited liability company or partnership controlled by such Stockholder or by any of the parties referred to in the foregoing clauses of this definition, and (f) any other party that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Stockholder.

         3. Any designee of any holder or holders of the Company's stock who shall serve as a member of the Board of Directors shall have full authority to exercise his discretion and business judgement to perform his duty as Director and shall incur no special obligation or liability to any of such holders as a result of such exercise. No party shall have any claim against any such designee, or the holder or holders who selected such designee, with regard to such selection. The Company shall take all actions as may be necessary to cause the Company to indemnify the members of the Board of Directors to the fullest extent permitted under applicable law.

         4. Each of the parties hereto acknowledges and agrees that, notwithstanding the termination provisions set forth in Section H below, the obligations of the Stockholders under Section B shall terminate and be of no further force and effect upon the termination of the Investors' contractual right from the Company to designate one or more nominees to the Board of Directors of the Company.

     B. VOTING FOR DIRECTORS

         1. Each Stockholder hereby agrees to vote all Voting Shares of the Company now or hereafter owned or controlled by such Stockholder, directly or indirectly, and otherwise to use such Stockholder's best efforts as a stockholder of the Company to elect as Directors, in any election of Directors of the Company, the persons designated by the Investors.

         2. The initial Director-designees of the Investors are set forth on
Schedule 3 hereto. After the election of such initial Director-designees, the Company shall furnish written notice of Director-designees of the Investors to the Stockholders at least five (5) days before any

                                      -2-
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election of Directors. In the absence of such notice, the Directors then serving and previously designated shall be reelected if still eligible to serve as provided herein. No Stockholder shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the Investors so vote, and if the Investors so vote, then all Stockholders shall likewise so vote.

         3. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section B shall be filled by another person designated by the Investors. Each of the Stockholders shall vote their respective Voting Shares in accordance with such new designation, and any such vacancy shall not be filled in the absence of a new designation by the Investors.

         4. Each of the parties hereto acknowledges and agrees that, notwithstanding the termination provisions set forth in Section H below, the obligations of the Stockholders under this Section B shall terminate and be of no further force and effect upon the termination of the Investors' contractual right from the Company to designate one or more nominees to the Board of Directors of the Company.

     C. MANAGEMENT PROPOSALS

     Each Stockholder hereby agrees to vote all Voting Shares of the Company now or hereafter owned or controlled by such Stockholder, directly or indirectly, in favor of all matters as may be recommended by management of the Company at the annual meeting of the Company's stockholders scheduled to be held as soon as practicable after the date hereof, or at any adjournment thereof, as reflected in the preliminary Proxy Statement of the Company, a copy of which the Company has provided to Donald Johnson on behalf of the Stockholders, or in any amendment thereto.

     D. COVENANTS OF THE STOCKHOLDERS

     Each Stockholder covenants and agrees that, until the termination of this Agreement, it shall be a condition to the transfer of Voting Shares to any Affiliate of such Stockholder that such Affiliate joins and agrees to be bound by the terms and conditions of this Agreement.

     E. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders represents and warrants to the Company that: (1) the execution, delivery and performance of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which he or it is bound; (2) this Agreement has been duly executed and delivered by such Stockholder, and, in the case of Geneva Associates Merchant Banking Partners I, LLC, all requisite limited liability company action has been taken to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby; (3) this Agreement constitutes a legal, valid and binding obligation thereof, enforceable against such Stockholder in accordance with its terms; (4) such Stockholder is the sole owner of or has the sole right to vote the Voting Shares set forth opposite such Stockholder's name on Schedule 2 and said stock represents all Voting Shares which such Stockholder is the sole owner of or has the sole right to vote at the date hereof; (5) such

                                      -3-
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Stockholder has full right, power and authority to execute and deliver this
Agreement and to perform its obligations hereunder; and (6) such Stockholder owns the Voting Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement, the Merger Agreement and any other agreement or instrument executed in connection therewith.

     F. ADJUSTMENTS; ADDITIONAL SHARES

     In the event of any stock dividend, stock split, merger (other than a combination, exchange of shares or the like of any of the Voting Shares on, of or affecting said stock), then the terms of this Agreement shall apply to the Voting Shares or other instruments or documents held by that Stockholder, as the case may be, immediately following the effectiveness of the events described in this Section F as though they were Voting Shares.

     G. SPECIFIC PERFORMANCE

     The Company and each of the Stockholders acknowledge that the agreements contained in the Voting Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these respective agreements, the Company would not enter into the Merger Agreement, and each of the parties to this Agreement acknowledges that damages would be an inadequate remedy for any breach by it of the provisions of this Agreement. Accordingly, each party to this Agreement agrees that none of the parties shall take any action to impede any other party from seeking to enforce such right to specific performance.

     H. TERMINATION

     This Agreement shall terminate in its entirety and be of no further force and effect as to a Stockholder upon the earlier to occur of (a) ten years from the date hereof, or (b) the date upon which such Stockholder transfers or otherwise disposes of all of his or its Voting Shares.

     I. MISCELLANEOUS

         1. All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered (a) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission, (b) on the business day after the date sent, if sent by recognized overnight courier service and (c) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:

            (a) If to a Stockholder, at their respective addresses set forth on
Schedule 2 attached hereto,

            with a copy to:      RubinBaum LLP
                                 30 Rockefeller Plaza
                                 New York, NY 10112
                                 Attention: Paul A. Gajer, Esq.
                                 Facsimile: (212) 698-7825

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            If to the Company:   DualStar Technologies Corporation
                                 One Park Avenue
                                 New York, NY 10016
                                 Attention: George Parise
                                 Facsimile: (212) 696-5615

            with a copy to:      Day, Berry & Howard LLP
                                 One Canterbury Green
                                 Stamford, CT 06901
                                 Attention: Sabino Rodriguez, III, Esq.
                                 Facsimile: (203) 977-7301


or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties in accordance with this Section I.1.

         2. This Agreement contains the sole and entire understanding of the parties with respect to its subject matter and supersedes all prior negotiations, commitments, agreements and understandings between them with respect thereto. Except as otherwise expressly provided herein, this Agreement may not be changed or terminated or any performance of condition waived, in whole or in part, except by a writing signed by (i) the Company and (ii) the Stockholders holding at least a majority in voting power of the Voting Shares then held by all of the Stockholders. A waiver on one occasion shall not constitute a waiver on any further occasion.

         3. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

         4. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.














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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the date first above written.



                                          THE COMPANY:

                                          DUALSTAR TECHNOLOGIES CORPORATION

                                          By: /s/
                                             -----------------------------------
                                             Name:
                                             Title:










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                                        THE STOCKHOLDERS:

                                        /s/
                                        ---------------------------------------
                                        Donald Johnson

                                        /s/
                                        ---------------------------------------
                                        Mark Mayhook

                                        GENEVA ASSOCIATES MERCHANT
                                        BANKING PARTNERS I, LLC

                                        By: /s/
                                           ------------------------------------
                                           Name:
                                           Title: